EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  NATIONAL AUTO/TRUCKSTOPS HOLDINGS CORPORATION




            IT IS HEREBY CERTIFIED THAT:

            The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 1, 1992, a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 14, 1993, and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 10, 1993, all under the name National Auto/Truckstops Holdings Corporation.

            This Restated Certificate of Incorporation was duly adopted by the Board of Directors and shareholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware (the "DGCL").

            The Restated Certificate of Incorporation of the Corporation is hereby restated in its entirety as follows:

            1. NAME. The name of the corporation is TravelCenters of America, Inc. (the "CORPORATION").

            2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington, County of




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New Castle, State of Delaware 19801; and its registered agent at such address is
The Corporation Trust Company.

            3. PURPOSES. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the DGCL.

            4. CAPITAL STOCK. Upon the effectiveness of this restatement of the Certificate of Incorporation, each outstanding share of Class A Common Stock and Class B Common Stock shall, with no further action by the stockholders or the Board, be reclassified and converted into one share of Common Stock.

            4.1. NUMBER OF SHARES. The total number of shares of capital stock that the Corporation shall have authority to issue is: fifty million (50,000,000) shares, (i) thirty million (30,000,000) of which shall be shares of Common Stock of the par value of one cent ($0.01) each (the "COMMON STOCK") and
(ii) twenty million (20,000,000) of which shall be shares of Preferred Stock of the par value of one cent ($.01) each, divided into four series designated as follows, each series having the number of shares indicated below, but also issuable in any other series authorized for issuance by the Board of Directors pursuant to its express authority set forth in Section 4.3.9 hereof (collectively, the "PREFERRED STOCK"):

            (A) Convertible Preferred Stock, Series I -- six million (6,000,000) shares ("SERIES I PREFERRED STOCK").

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            (B) Convertible Preferred Stock, Series II -- two million five hundred thousand (2,500,000) shares ("SERIES II PREFERRED STOCK" and, together with the Series I Preferred Stock, the "JUNIOR PREFERRED STOCK").

            (C) Senior Convertible Participating Preferred Stock, Series I --three million (3,000,000) shares, ("SERIES I SENIOR PREFERRED STOCK").

            (D) Senior Convertible Participating Preferred Stock, Series II -- one million (1,000,000) shares, ("SERIES II SENIOR PREFERRED STOCK" and, together with the Series I Senior Preferred Stock, the "SENIOR PREFERRED STOCK").

            4.2.  COMMON STOCK.

            4.2.1(a) DIVIDENDS AND DISTRIBUTIONS. Each issued and outstanding share of Common Stock shall entitle the holder thereof to receive, out of funds legally available therefor, dividends and distributions (whether in the form of cash, property or shares of the Corporation's capital stock, or otherwise), when, as and if declared by the Board of Directors, subject to, however, and after payment or provision for, payment of all amounts, if any, then required to be paid to the holders of any shares of Preferred Stock then outstanding, and also subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section
4.3.7 hereof. Shares of Common Stock, Junior Preferred Stock and Senior Preferred Stock shall have identical rights with respect to dividends and distributions (except as provided in Section 4.3.3(b)(i) in the case of

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Series I Senior Preferred Stock and Section 4.3.4(b)(i) in the case of Series II
Senior Preferred Stock with respect to Accretion Dividends (as defined in
Section 4.3.3(b)(i)), and except as provided in Section 4.3.1(b)(iii) in the case of Series I Preferred Stock, Section 4.3.2(b)(iii) in the case of Series II Preferred Stock, Section 4.3.3(b)(iii) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(iii) in the case of Series II Senior Preferred Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation, in each case, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock); PROVIDED that any dividend or other distribution payable in shares of the capital stock of the Corporation shall be made to all holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock in an equal number of shares of such capital stock for each outstanding share thereof (subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock) and may be made only as follows: (i) in shares of Common Stock to the holders of Common Stock; in shares of Series I Preferred Stock to the holders of Series I
Preferred Stock; in shares of Series II Preferred Stock to the holders of Series II Preferred Stock; in shares of Series I Senior Preferred Stock to the holders of Series I Senior Preferred Stock; and in shares of Series II Senior Preferred Stock to the holders of Series II Senior Preferred Stock or (ii) in any authorized class of capital stock of the

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Corporation other than Common Stock, Series I Preferred Stock, Series II
Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock to the holders of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock; PROVIDED FURTHER, that the holders of Series II Preferred Stock and Series II Senior Preferred Stock, respectively, shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

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            Whenever in this Amended and Restated Certificate of Incorporation
(the "CERTIFICATE OF INCORPORATION") a reference is made to an "appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares" of any Common Stock, Junior Preferred Stock or Senior Preferred Stock (or any series thereof), and the event requiring such adjustment would also require an adjustment in the conversion rate pursuant to Sections 4.3.1(f)(ii), 4.3.2(f)(ii), 4.3.3(f)(ii) or 4.3.4(f)(ii) hereof, the number of shares of Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock outstanding for purposes of the applicable provision hereof shall be deemed to be equal to the number of shares of Common Stock into which such shares of Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock or Series II Senior Preferred Stock, as the case may be, would be convertible (after giving effect to the adjustment in the conversion rates referred to above, but without regard to any limitation on conversion applicable to the Series II Preferred Stock and Series II Senior Preferred Stock pursuant to the provisos to Sections 4.3.2(f)(i) and 4.3.4(f)(i) hereof, respectively).

            4.2.1(b)(i) MERGERS AND CONSOLIDATIONS. The Corporation shall not merge, consolidate or combine with another entity, (whether or not the Corporation is the surviving entity), unless proper provision is made pursuant to the terms of such merger, consolidation or combination so that, (i) if the consideration to be received is

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capital stock of the surviving or resulting corporation, the holders of Common
Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive capital stock having the same, or as nearly equivalent as practicable, powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such stock pursuant to the provisions of this Certificate of Incorporation, or (ii) if the consideration to be received is cash or property (other than capital stock of the surviving or resulting corporation), or any combination thereof, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive cash or property in the same amount that such holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding-up of the Corporation pursuant to the applicable provisions of this Certificate of Incorporation; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by

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law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.2.1(b)(ii) DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and before any payment or provision for payment shall be made to the holders of Series I Preferred Stock, Series II Preferred Stock, Common Stock, the holders of Series I Senior Preferred Stock, together with the holders of Series II Senior Preferred Stock, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the Senior Liquidation Preference plus all Accrued Accretion Dividends, calculated to the date of liquidation, dissolution or winding-up of the Corporation, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock or the issuance of additional shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock as a dividend or distribution on the outstanding shares of

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such stock. Notwithstanding anything herein to the contrary, the Senior aggregate Liquidation Preference plus Accrued Accretion Dividends applicable to the Series II Senior Preferred Stock shall not at any time exceed the greater of
(x) $10 per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of such stock, and (y) 25% of the aggregate amount available for distribution to the holders of all of the Corporation's capital stock. If, after payment of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share due to the holders of Senior Preferred Stock, any amount remains for distribution to stockholders, such remaining amount shall be distributed to the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock, as follows: (i) first, to the holders of Series I Preferred Stock and Series II Preferred Stock ratably in the amount of $10.00 per each outstanding share; (ii) second, to the holders of Common Stock ratably in the amount of $10.00 per each outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per each outstanding share equal to the excess of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock, Common Stock such that the amount distributed per each outstanding share of Senior Preferred Stock equals 50% of the amount distributed per each outstanding share of Junior Preferred Stock, Common Stock, each holder of Series I Senior Preferred Stock and Series II

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Senior Preferred Stock to receive the same amount per share, and each holder of
Series I Preferred Stock, Series II Preferred Stock, Common Stock to receive the same amount per share, in each case subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock, respectively, shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of the other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security) (it being understood that the Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation).

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            4.2.1(b)(iii) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this
Section 4.2.1(b).

            4.2.1(b)(iv) If the assets distributable upon any liquidation, dissolution or winding-up of the Corporation to holders of Common Stock then outstanding and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with Common Stock shall be insufficient to pay to the holders of all outstanding shares of such stock the full amounts to which they are respectively entitled, then such assets shall be distributed ratably among the holders of all outstanding shares of Common Stock and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with shares of Common Stock in proportion to the full amounts to which they respectively are entitled.

            4.2.2. VOTING RIGHTS. Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares of any Common Stock, Junior Preferred Stock or Senior Preferred Stock. Except as otherwise expressly provided in this Certificate of Incorporation or

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as otherwise required by law, holders of shares of Common Stock, Series I
Preferred Stock and Series I Senior Preferred Stock shall vote together as a single class on all matters whatsoever which shall be the subject of proper action by stockholders of the Corporation, PROVIDED that holders of Series I Senior Preferred Stock shall not be entitled to vote in any election for Directors.

            4.3.  PREFERRED STOCK.
            4.3.1.  SERIES I PREFERRED STOCK.

            4.3.1(a) RANK. Each share of Series I Preferred Stock shall rank junior to the Senior Preferred Stock, on a parity with the Series II Preferred Stock and prior to the Common Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation (as and to the extent set forth in Section 4.3.1(b)(iii)). Each share of Series I Preferred Stock shall rank on a parity with the Series II Preferred Stock, Common Stock and Senior Preferred Stock with respect to dividend rights (except with respect to Accretion Dividends in the case of the Senior Preferred Stock).

            4.3.1(b)(i) DIVIDENDS AND DISTRIBUTIONS. Each issued and outstanding share of Series I Preferred Stock shall entitle the holder thereof to receive, out of funds legally available therefor, dividends and distributions (whether in the form of cash, property or shares of the Corporation's capital stock, or otherwise), when, as and if declared by the Board of Directors, subject to, however, and after payment or

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provision for, payment of all amounts, if any, then required to be paid to the holders of any shares of Senior Preferred Stock then outstanding, and also subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set in Section 4.3.7 hereof. Shares of Common Stock, Junior Preferred Stock and Senior Preferred Stock shall have identical rights with respect to dividends and distributions (except as provided in Section 4.3.3(b)(i) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(i) in the case of Series II Senior Preferred Stock with respect to Accretion Dividends, and except as provided in
Section 4.3.1(b)(iii) in the case of Series I Preferred Stock, Section 4.3.2(b)(iii) in the case of Series II Preferred Stock, Section 4.3.3(b)(iii) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(iii) in the case of Series II Senior Preferred Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation, in each case, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock); PROVIDED that any dividend or other distribution payable in shares of the capital stock of the Corporation shall be made to all holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock in an equal number of shares of such capital stock for each outstanding share thereof (subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock) and may be made only as follows: (i) in shares of Common

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Stock to the holders of Common Stock; in shares of Series I Preferred Stock to the holders of Series I Preferred Stock; in shares of Series II Preferred Stock to the holders of Series II Preferred Stock, in shares of Series I Senior Preferred Stock to the holders of Series I Senior Preferred Stock; and in shares of Series II Senior Preferred Stock to the holders of Series II Senior Preferred Stock or (ii) in any authorized class of capital stock of the Corporation other than Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock to the holders of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock; PROVIDED FURTHER, that the holders of Series II Preferred Stock and Series II Senior Preferred Stock, respectively, shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or

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Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.1(b)(ii) MERGERS AND CONSOLIDATIONS. The Corporation shall not merge, consolidate or combine with another entity (whether or not the Corporation is the surviving entity), unless proper provision is made pursuant to the terms of such merger, consolidation or combination so that, (i) if the consideration to be received is capital stock of the surviving or resulting Corporation, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive capital stock having the same, or as nearly equivalent as practicable, powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such stock pursuant to the provisions of this Certificate of Incorporation, or
(ii) if the consideration to be received is cash or property (other than capital stock of the surviving or resulting corporation), or any combination thereof, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive cash or property in the same amount that such holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding-up of the Corporation pursuant to the applicable provisions of this Certificate of Incorporation; PROVIDED that

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holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.1(b)(iii) DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and before any payment or provision for payment shall be made to the holders of Series I Preferred Stock, Series II Preferred Stock, Common Stock, the holders of Series I Senior Preferred Stock, together with the holders of Series II Senior Preferred Stock,

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shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the Senior Liquidation Preference plus all Accrued Accretion Dividends (calculated to the date of liquidation, dissolution or winding-up of the Corporation), subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock or the issuance of additional shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock as a dividend or distribution on the outstanding shares of such stock. Notwithstanding anything herein to the contrary, the aggregate Senior Liquidation Preference plus Accrued Accretion Dividends applicable to the Series II Senior Preferred Stock shall not at any time exceed the greater of (x) $10 per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of such stock, and (y) 25% of the aggregate amount available for distribution to the holders of all of the Corporation's capital stock. If, after payment of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share due to the holders of Senior Preferred Stock, any amount remains for distribution to stockholders, such remaining amount shall be distributed to the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock, as follows: (i) first, to the holders of Series I Preferred Stock and Series II Preferred Stock ratably in the amount of $10.00 per each outstanding share; (ii) second, to the

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holders of Common Stock ratably in the amount of $10.00 per each outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per each outstanding share equal to the excess of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock, Common Stock such that the amount distributed per each outstanding share of Senior Preferred Stock equals 50% of the amount distributed per each outstanding share of Junior Preferred Stock, Common Stock, each holder of Series I Senior Preferred Stock and Series II Senior Preferred Stock to receive the same amount per share, and each holder of Series I Preferred Stock, Series II Preferred Stock, Common Stock to receive the same amount per share, in each case subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if

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permitted by law or regulation, be a convertible security) (it being understood that the Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation).

            4.3.1(b)(iv) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this
Section 4.3.1(b).

            4.3.1(b)(v) If the assets distributable upon any liquidation, dissolution or winding-up of the Corporation to holders of Series I Preferred Stock then outstanding and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with Series I Preferred Stock, including, without limitation, the Series II Preferred Stock, shall be insufficient to pay to the holders of all outstanding shares of such stock the full amounts to which they are respectively entitled, then such assets shall be distributed ratably among the holders of all outstanding shares of Series I Preferred Stock and any shares of capital stock of the

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Corporation ranking on parity (with respect to such distribution) with the
Series I Preferred Stock in proportion to the full amounts to which they respectively are entitled.

            4.3.1(c) SUBORDINATE STOCK. Subject to the prior rights of the holders of Senior Preferred Stock upon any liquidation, distribution or winding-up of the Corporation and subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section 4.3.7 hereof, so long as any Series I Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Series II Preferred Stock, Common Stock, other than dividends or distributions on the Series I Preferred Stock, Series II Preferred Stock, Common Stock in equal amounts as provided in Section 4.3.1(b) above or (B) any shares of Subordinate Stock (as defined below), other than dividends or distributions payable in shares of Subordinate Stock; nor (except as provided in any Management Subscription Agreement (as hereinafter defined) and except as contemplated by the Repurchase Agreement (as hereinafter defined)) shall any shares of Common Stock or Subordinate Stock be purchased or redeemed by the Corporation; nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock or Subordinate Stock, except for purchases or redemptions of Common Stock pursuant to any Management Subscription Agreement or the Repurchase Agreement.

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"SUBORDINATE STOCK" means any class of shares which shall rank junior in right of payment to the Senior Preferred Stock and Junior Preferred Stock in respect of either dividends or distributions upon the liquidation, dissolution or winding-up of the Corporation, other than the Common Stock.

            4.3.1(d) REDEMPTION. The shares of Series I Preferred Stock shall not be redeemable at the option of the Corporation (except as provided in the Repurchase Agreement) or the holders thereof. This Section 4.3.1(d) shall not be deemed to prohibit the Corporation from repurchasing shares of Series I Preferred Stock from any holder thereof; PROVIDED that (except as provided in the Repurchase Agreement) the Corporation may not repurchase any shares of Series I Preferred Stock unless it shall also purchase a pro rata portion of the outstanding shares of Series II Preferred Stock; PROVIDED FURTHER, that the Corporation may not repurchase such shares of Junior Preferred Stock (other than pursuant to the Repurchase Agreement) unless it shall first offer to repurchase all then outstanding shares of Series I Senior Preferred Stock and Series II Senior Preferred Stock at a purchase price equal to the Senior Liquidation Preference plus Accrued Accretion Dividends per share (calculated to the date of purchase).

            4.3.1(e) VOTING; CONSENT. Except as otherwise expressly provided in this Section 4.3.1(e), and except as otherwise may be required by law, holders of shares of Series I Preferred Stock shall be entitled to vote on all matters whatsoever which may be the subject of proper action by stockholders of the Corporation, voting together as a single class with the holders of Common Stock and Series I Senior Preferred Stock; PROVIDED that holders of Series I Senior Preferred Stock shall not be entitled to vote in any election for Directors. Each outstanding share of Series I Preferred Stock shall entitle the holder thereof to one vote, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares of any Common Stock, Junior Preferred Stock or Senior Preferred Stock.

            None of the following actions shall be taken except with the affirmative vote of holders of at least 80% of the outstanding shares of Series I Preferred Stock, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly called for that purpose: (i) an authorization of, or increase in the then authorized amount of, any class or series of any class of capital stock of the Corporation (other than Junior Preferred Stock or Senior Preferred Stock) ranking prior to or on a parity with (either as to dividends or distributions upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary) the shares of Series I Preferred Stock or Series II Preferred Stock or (ii) any amendment of this Certificate of Incorporation that would alter any of the provisions of the shares of either the Series I Preferred Stock or Series II Preferred Stock so as to adversely affect any or all of the rights, powers or preferences thereof or any or all of the holders thereof; PROVIDED that if any of the actions referred to in clauses (i) and (ii) above affects both the holders of Series I Preferred Stock and the holders of Series II Preferred Stock equally, such action shall instead require the affirmative vote of the holders of at least 75% of the outstanding shares of Series I Preferred Stock and Series II Preferred Stock, voting together as a single class, given either by written consent in lieu of a meeting or at a meeting of stockholders duly called for that purpose. In addition, none of the following actions shall be taken except with the affirmative vote, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly held for that purpose, of BOTH (x) the holders of at least 80% of the outstanding shares of Series I Preferred Stock and (y) the holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting together as a single class: (A) an increase in the authorized amount of Series I Preferred Stock or (B) the issuance by the Corporation, after the Closing Date, of any additional shares of Series I Preferred Stock (including, without limitation, the issuance by the Corporation of any shares of Series I Preferred Stock theretofore redeemed or otherwise repurchased by the Corporation).

            4.3.1(f)(i) CONVERSION. Each share of Series I Preferred Stock shall be convertible into one share of Common Stock, subject to adjustment as provided in Section 4.3.1(f)(ii) hereof, at any time at the option of the holder thereof.

            4.3.1(f)(ii) The conversion rate set forth in Section 4.3.1(f)(i) above shall be subject to adjustment as provided in this Section 4.3.1(f) (unless, simultaneously with the occurrence of any of the following events, there shall have been a proportionate adjustment in the number of shares of Series I Preferred Stock):

                  (A) In case the shares of Common Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate shall be proportionately decreased.

                  (B) In case the shares of Common Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (excluding the issuance of shares of Common Stock as a dividend or distribution on Common Stock in accordance with Section 4.2.1(a) hereof) into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.

            4.3.1(f)(iii) Any conversion rate determined or adjusted as provided in this Section 4.3.1(f) shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment, the computation thereof and a summary of the facts upon which it is based, shall forthwith be filed with the transfer agent for the Series I Preferred Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation.

            4.3.1(f)(iv) In case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the shares of Series I Preferred Stock, the holder of each share of Series I Preferred Stock then outstanding shall have the right thereafter to receive upon the conversion of such shares such kind and amount of shares of stock and other securities and property receivable upon such reclassification or change by a holder of the number of shares of Common Stock (whole or fractional) of the Corporation into which such share of Series I Preferred Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; PROVIDED that effective provision shall be made, in the certificate of incorporation of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth in this Section 4.3.1(f) for the protection of the conversion rights of the holders of Series I Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series I Preferred Stock remaining outstanding.

            4.3.1(f)(v) A number of shares of the authorized Common Stock sufficient to provide for the conversion of the Series I Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series I Preferred Stock shall be convertible as provided in this Sec tion 4.3.1(f), the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series I Preferred Stock on the new basis.

            4.3.1(f)(vi) Each holder of shares of Series I Preferred Stock may exercise such conversion privilege by surrendering to the Corporation the certificate for the shares to be converted, together with a written notice of conversion executed to indicate the number of shares to be converted. Except as provided in the next sentence, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock will be issued. If any fraction of a share of Common Stock would, except for this subsection, be issuable upon the conversion of any share or shares of Series I Preferred Stock the Corporation shall make payment in lieu thereof of cash in an amount equal to such fraction multiplied by the fair market value per share of Common Stock, as determined by the Board of Directors in the exercise of reasonable discretion, as of the close of business on the date of such conversion, unless the Corporation is contractually prohibited from making such cash payment, in which case fractional shares shall be issued.

            4.3.1(f)(vii) All shares of Series I Preferred Stock which have been converted shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except for the right of the holders thereof to receive Common Stock in exchange therefor. Such retired shares of Series I Preferred Stock shall become authorized but unissued Preferred Stock.

            4.3.2.  SERIES II PREFERRED STOCK.

            4.3.2(a) RANK. Each share of Series II Preferred Stock shall rank junior to the Senior Preferred Stock, on a parity with the Series I Preferred Stock and prior to the Common Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation (as and to the extent set forth in Section 4.3.2(b)(iii)). Each share of Series II Preferred Stock shall rank on a parity with the Series I Preferred Stock, Common Stock and Senior Preferred Stock with respect to dividend rights (except with respect to Accretion Dividends in the case of Senior Preferred Stock).

            4.3.2(b)(i) DIVIDENDS AND DISTRIBUTIONS. Each issued and outstanding share of Series II Preferred Stock shall entitle the holder thereof to receive, out of funds legally available therefor, dividends and distributions (whether in the form of cash, property or shares of the Corporation's capital stock, or otherwise), when, as and if declared by the Board of Directors, subject to, however, and after payment or provision for, payment of all amounts, if any, then required to be paid to the holders of any shares of Senior Preferred Stock then outstanding, and also subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section
4.3.7 hereof. Shares of Common Stock, Junior Preferred Stock and Senior Preferred Stock shall have identical rights with respect to dividends and distributions (except as provided in Section 4.3.3(b)(i) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(i) in case of Series II Senior Preferred Stock with respect to Accretion Dividends, and except as provided in
Section 4.3.1(b)(iii) in the case of Series I Preferred Stock, Section 4.3.2(b)(iii) in the case of Series II Preferred Stock, Section 4.3.3(b)(iii) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(iii) in the case of Series II Senior Preferred Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation, in each case, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock); PROVIDED that any dividend or other distribution payable in shares of the capital stock of the Corporation shall be made to all holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock in an equal number of shares of such capital stock for each outstanding share thereof (subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock) and may be made only as follows: (i) in shares of Common Stock to the holders of Common Stock; in shares of Series I Preferred Stock to the holders of Series I Preferred Stock; in shares of Series II Preferred Stock to the holders of Series II Preferred Stock; in shares of Series I Senior Preferred Stock to the holders of Series I Senior Preferred Stock; and in shares of Series II Senior Preferred Stock to the holders of Series II Senior Preferred Stock or (ii) in any authorized class of capital stock of the Corporation other than Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock to the holders of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock; PROVIDED FURTHER, that the holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock and Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.2(b)(ii) MERGERS AND CONSOLIDATIONS. The Corporation shall not merge, consolidate or combine with another entity (whether or not the Corporation is the surviving entity), unless proper provision is made pursuant to the terms of such merger, consolidation or combination so that, (i) if the consideration to be received is capital stock of the surviving or resulting corporation, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive capital stock having the same, or as nearly equivalent as practicable, powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such stock pursuant to the provisions of this Certificate of Incorporation, or
(ii) if the consideration to be received is cash or property (other than capital stock of the surviving or resulting corporation), or any combination thereof, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive cash or property in the same amount that such holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding-up of the Corporation pursuant to the applicable provisions of this Certificate of Incorporation; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.2(b)(iii) DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and before any payment or provision for payment shall be made to the holders of Series I

Preferred Stock, Series II Preferred Stock or Common Stock, the holders of Series I Senior Preferred Stock, together with the holders of Series II Senior Preferred Stock, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the Senior Liquidation Preference plus all Accrued Accretion Dividend (calculated to the date of liquidation, dissolution or winding-up of the Corporation), subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock or the issuance of additional shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock as a dividend or distribution on the outstanding shares of such stock. Notwithstanding anything herein to the contrary, the aggregate Senior Liquidation Preference plus Accrued Accretion Dividends applicable to the Series II Senior Preferred Stock shall not at any time exceed the greater of (x) $10 per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of such stock, and (y) 25% of the aggregate amount available for distribution to the holders of all of the Corporation's capital stock. If, after payment of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share due to the holders of Senior Preferred Stock, any amount remains for distribution to stockholders, such remaining amount shall be distributed to the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock, as follows: (i) first, to the holders of Series I Preferred Stock and Series II Preferred Stock ratably in the amount of $10.00 per each outstanding share; (ii) second, to the holders of Common Stock ratably in the amount of $10.00 per each outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per each outstanding share equal to the excess of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock and Common Stock such that the amount distributed per each outstanding share of Senior Preferred Stock equals 50% of the amount distributed per each outstanding share of Junior Preferred Stock and Common Stock, each holder of Series I Senior Preferred Stock and Series II Senior Preferred Stock to receive the same amount per share, and each holder of Series I Preferred Stock, Series II Preferred Stock and Common Stock to receive the same amount per share, in each case subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to

(but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security) (it being understood that the Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation).

            4.3.2(b)(iv) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 4.3.2(b).

            4.3.2(b)(v) If the assets distributable upon any liquidation, dissolution or winding-up of the Corporation to holders of Series II Preferred Stock then outstanding and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with Series II Preferred Stock, including, without limitation, the Series I Preferred Stock, shall be insufficient to pay to the holders of all outstanding shares of such stock the full amounts to which they are respectively entitled, then such assets shall be distributed ratably among the holders of all outstanding shares of Series II Preferred Stock and any shares of capital of the Corporation ranking on a parity (with respect to such distribution) with the Series II Preferred Stock in proportion to the full amounts to which they respectively are entitled.

            4.3.2(c) SUBORDINATE STOCK. Subject to the prior rights of the holders of Senior Preferred Stock upon any liquidation, dissolution or winding-up of the Corporation and subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section 4.3.7 hereof, so long as any Series II Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Series I Preferred Stock or Common Stock, other than dividends or distributions on the Series I Preferred Stock, Series II Preferred Stock and Common Stock in equal amounts as provided in Section 4.3.2(b) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock; nor (except as provided in any Management Subscription Agreement and except as contemplated by the Repurchase Agreement) shall any shares of Common Stock or Subordinate Stock be purchased or redeemed by the Corporation; nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock or Subordinate Stock, except for purchases or redemptions of Common Stock pursuant to any Management Subscription Agreement or the Repurchase Agreement.

            4.3.2(d) REDEMPTION. Except as provided in the Registration Agreement, the shares of Series II Preferred Stock shall not be redeemable at the option of the Corporation (except as provided in the Repurchase Agreement) or the holders thereof. This Section 4.3.2(d) shall not be deemed to prohibit the Corporation from repurchasing shares of Series II Preferred Stock from any holder thereof; PROVIDED that (except as provided in the Repurchase Agreement) the Corporation shall not repurchase any shares of Series II Preferred Stock (other than pursuant to Section 2(g) of the Registration Agreement), unless it shall also purchase a pro rata portion of the outstanding shares of Series I Preferred Stock; PROVIDED FURTHER, that the Corporation may not repurchase such shares of Junior Preferred Stock (other than pursuant to the Repurchase Agreement) unless it shall first offer to repurchase all then outstanding shares of Series I Senior Preferred Stock and Series II Senior Preferred Stock at a purchase price equal to the Senior Liquidation Preference plus Accrued Accretion Dividends per share (calculated to the date of purchase).

            4.3.2(e) VOTING; CONSENT. Except as otherwise expressly provided in this Section 4.3.2(e) or in Section 4.3.8 hereof, and except as otherwise may be required by law, the holders of shares of Series II Preferred Stock shall not be entitled to vote on any matters whatsoever which may be the subject of action by stockholders of the Corporation.

            None of the following actions shall be taken except with the affirmative vote of holders of at least 80% of the outstanding shares of Series II Preferred Stock, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly called for that purpose: (i) an authorization of, or increase in the then authorized amount of, any class or series of any class of capital stock of the Corporation (other than Junior Preferred Stock or Senior Preferred Stock) ranking prior to or on a parity with (either as to dividends or distributions upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary) the shares of Series I Preferred Stock or Series II Preferred Stock or (ii) any amendment of this Certificate of Incorporation that would alter any of the provisions of the shares of either the Series I Preferred Stock or Series II Preferred Stock so as to adversely affect any or all of the rights, powers or preferences thereof or any or all of the holders thereof; PROVIDED that if any of the actions referred to in clauses (i) and (ii) above affects both the holders of Series I Preferred Stock and the holders of Series II Preferred Stock equally, such action shall instead require the affirmative vote of the holders of at least 75% of the outstanding shares of Series I Preferred Stock and Series II Preferred Stock, voting together as a single class, given either by written consent in lieu of a meeting or at a meeting of stockholders duly called for that purpose. In addition, none of the following actions shall be taken except with the affirmative vote, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly held for that purpose, of BOTH
(x) the holders of at least 80% of the outstanding shares of Series II Preferred Stock and (y) the holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting together as a single class: (A) an increase in the authorized amount of Series II Preferred Stock or (B) the issuance by the Corporation, after the Closing Date, of any additional shares of Series II Preferred Stock (including, without limitation, the issuance by the Corporation of any shares of Series II Preferred Stock theretofore redeemed or otherwise repurchased by the Corporation).

            On any matter as to which the shares of Series II Preferred Stock are entitled to a vote, each outstanding share of Series II Preferred Stock shall entitle the holder thereof to one vote per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares of any of the Common Stock, Junior Preferred Stock or Senior Preferred Stock.

            4.3.2(f)(i) CONVERSION. Each share of Series II Preferred Stock shall be convertible into one share of Common Stock, subject to adjustment as provided in Section 4.3.2(f)(ii) hereof, at any time at the option of the holder thereof; PROVIDED, HOWEVER, that shares of Series II Preferred Stock may only be converted into shares of Common Stock pursuant to this Section 4.3.2(f) to the extent that the number of shares of Common Stock to be issued upon such conversion, when added to the aggregate number of shares of Common Stock then outstanding as a result of prior conversions of Series II Preferred Stock and Series II Senior Preferred Stock would in the aggregate be less than 25% of the number of shares of Common Stock outstanding after giving effect to such conversion.

            4.3.2(f)(ii) The conversion rate set forth in Section 4.3.2(f)(i) above shall be subject to adjustment as provided in this Section 4.3.2(f) (unless, simultaneously with the occurrence of any of the following events, there shall have been a proportionate adjustment in the number of shares of Series II Preferred Stock:

                  (A) In case the shares of Common Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate shall be proportionately decreased.

                  (B) In case the shares of Common Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (excluding the issuance of shares of Common Stock as a dividend or distribution on Common Stock in accordance with Section 4.2.1(a) hereof) into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.

            4.3.2(f)(iii) Any conversion rate determined or adjusted as provided in this Section 4.3.2(f) shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment, the computation thereof and a summary of the facts upon which it is based, shall forthwith be filed with the transfer agent for the Series II Preferred Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation.

            4.3.2(f)(iv) In case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the shares of Series II Preferred Stock the holder of each share of Series II Preferred Stock then outstanding shall have the right thereafter to receive upon the conversion of such shares such kind and amount of shares of stock and other securities and property receivable upon such reclassification or change by a holder of the number of shares of Common Stock (whole or fractional) of the Corporation into which such share of Series II Preferred Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; PROVIDED that effective provision shall be made, in the certificate of incorporation of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth in this Section 4.3.2(f) for the protection of the conversion rights of the holders of Series II

Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series II Preferred Stock remaining outstanding.

            4.3.2(f)(v) A number of shares of the authorized Common Stock sufficient to provide for the conversion of the Series II Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series II Preferred Stock shall be convertible as provided in this Sec tion 4.3.2(f), the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series II Preferred Stock on the new basis.

            4.3.2(f)(vi) Each holder of shares of Series II Preferred Stock may exercise such conversion privilege by surrendering to the Corporation the certificate for the shares to be converted, together with a written notice of conversion executed to indicate the number of shares to be converted. Except as provided in the next sentence, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock will be issued. If any fraction of a share of Common Stock would, except for this subsection, be issuable upon the conversion of any share or shares of Series II Preferred Stock the Corporation shall make payment in lieu thereof of cash in an amount equal to such fraction multiplied by the fair market value per share of Common Stock, as determined by the Board of Directors in the exercise of reasonable discretion, as of the close of business on the date of such conversion, unless the Corporation is contractually prohibited from making such cash payment, in which case fractional shares shall be issued.

            4.3.2(f)(vii) All shares of Series II Preferred Stock which have been converted shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except for the right of the holders thereof to receive Common Stock in exchange therefor. Such retired shares of Series II Preferred Stock shall become authorized but unissued Preferred Stock.

            4.3.3  SERIES I SENIOR PREFERRED STOCK.

            4.3.3(a) RANK. Each share of Series I Senior Preferred Stock shall rank on a parity with the Series II Senior Preferred Stock and prior to the Common Stock and Junior Preferred Stock with respect to Accretion Dividends (as set forth in Section 4.3.3(b)(i)), rights upon any liquidation, dissolution or winding-up of the Corporation (as and to the extent set forth in Section 4.3.3(b)(iii)) and rights upon merger and consolidation (as and to the extent set forth in Section 4.3.3(b)(ii)).

            4.3.3(b)(i) DIVIDENDS AND DISTRIBUTIONS. Each issued and outstanding share of Series I Senior Preferred Stock shall entitle the holder thereof to receive, out of funds legally available therefor, dividends and distributions (whether in the form of cash, property or shares of the Corporation's capital stock, or otherwise), when, as and if declared by the Board of Directors. Shares of Common Stock, Junior Preferred Stock and Senior Preferred Stock shall have identical rights with respect to dividends and distributions (except as provided below in this Section 4.3.3(b)(i) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(i) in the case of Series II Senior Preferred Stock with respect to Accretion Dividends, and except as provided in Section 4.3.1(b)(iii) in the case of Series I Preferred Stock, Section 4.3.2(b)(iii) in the case of Series II Preferred Stock, Section 4.3.3(b)(iii) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(iii) in the case of Series II Senior Preferred Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation, in each case, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock); PROVIDED that any dividend or other distribution payable in shares of the capital stock of the Corporation shall be made to all holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock in an equal number of shares of such capital stock for each outstanding share thereof (subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock) and may be made only as follows: (i) in shares of Common Stock to the holders of Common Stock; in shares of Series I Preferred Stock to the holders of Series I Preferred Stock; in shares of Series II Preferred Stock to the holders of Series II Preferred Stock; in shares of Series I Senior Preferred Stock to the holders of Series I Senior Preferred Stock; and in shares of Series II Senior Preferred Stock to the holders of Series II Senior Preferred Stock or (ii) in any authorized class of capital stock of the Corporation other than Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock to the holders of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock; PROVIDED FURTHER, that the holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation. Notwithstanding the foregoing and whether or not declared by the Board of Directors, dividends will accumulate on each share of Series I Senior Preferred Stock at the rate of 13.5% per annum on the Senior Liquidation Preference from time to time (such dividends, as well as the dividends that accumulate on the Series II Senior Preferred Stock as described in the last sentence of Section 4.3.4(b)(i), are each herein referred to as the "ACCRETION DIVIDENDS"). Such Accretion Dividends will not be paid currently but will instead increase, on each Dividend Compounding Date, the Senior Liquidation Preference per share.

            4.3.3(b)(ii) MERGERS AND CONSOLIDATIONS. The Corporation shall not merge, consolidate or combine with another entity (whether or not the Corporation is the surviving entity), unless proper provision is made pursuant to the terms of such merger, consolidation or combination so that, (i) if the consideration to be received is capital stock of the surviving or resulting corporation, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive capital stock having the same, or as nearly equivalent as practicable, powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such stock pursuant to the provisions of this Certificate of Incorporation, or (ii) if the consideration to be received is cash or property (other than capital stock of the surviving or resulting corporation), or any combination thereof, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive cash or property in the same amount that such holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding-up of the Corporation pursuant to the applicable provisions of this Certificate of Incorporation; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.3(b)(iii) DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and before any payment or provision for payment shall be made to the holders of Series I Preferred Stock, Series II Preferred Stock or Common Stock, the holders of Series I Senior Preferred Stock, together with the holders of Series II Senior Preferred Stock, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the Senior Liquidation Preference plus all Accrued Accretion Dividends (calculated to the date of liquidation, dissolution or winding-up of the Corporation), subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of Series I Senior Preferred Stock or the issuance of additional shares of Series I Senior Preferred Stock as a dividend or distribution on the outstanding shares of Series I Senior Preferred Stock. Notwithstanding anything herein to the contrary, the aggregate Senior Liquidation Preference plus Accrued Accretion Dividends applicable to the Series II Senior Preferred Stock shall not at any time exceed the greater of (x) $10 per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of such stock, and (y) 25% of the aggregate amount available for distribution to the holders of all of the Corporation's capital stock. If, after payment of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share due to the holders of Senior Preferred Stock any amount remains for distribution to stockholders, such remaining amount shall be distributed, as follows: (i) first, to the holders of Series I Preferred Stock and Series II Preferred Stock ratably in the amount of $10.00 per each outstanding share; (ii) second, to the holders of Common Stock ratably in the amount of $10.00 per each outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per each outstanding share equal to the excess of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock and Common Stock such that the amount distributed per each outstanding share of Senior Preferred Stock equals 50% of the amount distributed per each outstanding share of Junior Preferred Stock and Common Stock, each holder of Series I Senior Preferred Stock and Series II Senior Preferred Stock to receive the same amount per share, and each holder of Series I Preferred Stock, Series II Preferred Stock and Common Stock to receive the same amount per share, in each case subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of the other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security) (it being understood that the Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation).

            4.3.3(b)(iv) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this
Section 4.3.3(b).

            4.3.3(b)(v) If the assets distributable upon any liquidation, dissolution or winding-up of the Corporation to holders of Series I Senior Preferred Stock then outstanding and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with Series I Senior Preferred Stock, including, without limitation, the Series II Senior Preferred Stock, shall be insufficient to pay to the holders of all outstanding shares of such stock the full amounts to which they are respectively entitled, then such assets shall be distributed ratably among the holders of all outstanding shares of Series I Senior Preferred Stock and any shares of capital stock of the Corporation ranking on parity (with respect to such distribution) with the Series I Senior Preferred Stock in proportion to the full amounts to which they respectively are entitled.

            4.3.3(c) SUBORDINATE STOCK. Subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as provided in Section 4.3.7 hereof, so long as any Series I Senior Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Junior Preferred Stock or Common Stock, other than dividends or distributions on the Junior Preferred Stock and Common Stock in equal amounts as provided in Section 4.3.3(b)(i) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock; nor (except as provided in any Management Subscription

Agreement and except as contemplated by the Repurchase Agreement) shall any shares of Common Stock, Junior Preferred Stock or Subordinate Stock be purchased or redeemed by the Corporation; nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, Junior Preferred Stock or Subordinate Stock, except for purchases or redemptions of Common Stock pursuant to any Management Subscription Agreement or the Repurchase Agreement.

            4.3.3(d)(i) OFFER TO REPURCHASE. In the event that the Board of Directors of the Corporation determines to declare any dividend or distribution on any of the outstanding shares of Senior Preferred Stock, Junior Preferred Stock or Common Stock (other than Accretion Dividends with respect to Senior Preferred Stock and other than dividends or distributions in capital stock of the Corporation or distributions upon any liquidation, dissolution or winding-up of the Corporation), before any payment thereof by the Corporation to the holders of such stock, the Corporation shall first offer to repurchase (the "REPURCHASE OFFER"), for a purchase price per share equal to the Senior Liquidation Preference plus Accrued Accretion Dividends (calculated to the Repurchase Date (as defined below)), that number of shares of Senior Preferred Stock that may be purchased for such purchase price with the aggregate amount of such proposed dividend or distribution (the "REPURCHASE OFFER AMOUNT"). Such offer shall be made available to all holders of Senior

Preferred Stock. If the Repurchase Offer Amount is insufficient to repurchase all the shares of Senior Preferred Stock tendered for repurchase in the Repurchase Offer, the Corporation shall repurchase only the aggregate amount of Senior Preferred Stock that may be so purchased for the Repurchase Offer Amount, such shares to be allocated PRO RATA among all such stock validly tendered for repurchase. Any portion of the Repurchase Offer Amount not required to be applied to repurchase shares of Senior Preferred Stock by reason of any holder's failure to validly tender shares or otherwise, may thereafter be paid as a dividend on the Senior Preferred Stock (other than with respect to the shares so repurchased), Junior Preferred Stock and Common Stock in accordance with the provisions for such payment set forth in Sections 4.3.3(b)(i), 4.3.4(b)(i), 4.3.1(b)(i), 4.3.2(b)(i) and 4.2.1(a) (and, in the case of the Senior Preferred Stock, without regard to any Accretion Dividends); PROVIDED that no such payment shall be deemed to be a payment on account of (and such payment shall not reduce) the Senior Liquidation Preference or any Accrued Accretion Dividends.

            4.3.3(d)(ii) The Corporation shall offer to repurchase shares of Senior Preferred Stock pursuant to Section 4.3.3(d)(i) by giving notice (the "REPURCHASE NOTICE") to each holder thereof at such holder's registered address by first-class mail, postage prepaid, offering to purchase in the aggregate from all such holders up to the total number of shares that may be purchased based on the Repurchase Offer Amount. Each such notice shall state: (i) the total number of shares being offered to be purchased; (ii) the expiration date of the offer (the "EXPIRATION DATE"); (iii) that the shares of Senior Preferred Stock are being offered to be purchased pursuant to this provision; (iv) the purchase price per share; and (v) the instructions for tendering shares, including that certificates for such shares may be tendered for purchase at the Company's principal office.

            4.3.3(d)(iii) Holders of shares of Senior Preferred Stock electing to tender their shares in the Repurchase Offer shall surrender their certificates representing such shares to the Corporation at its principal office (or as otherwise notified) on or before the Expiration Date (which shall be at least 20 business days, but not later than 30 business days, after the giving of the Repurchase Notice), and promptly thereafter the purchase price for such shares accepted for purchase in accordance with Section 4.3.3(d)(i) shall be payable to the order of the person whose name appears on such certificate as the owner thereof and each surrendered certificate shall be cancelled. The failure by any holder of Senior Preferred Stock receiving the Repurchase Offer to validly tender shares to the Corporation by the Expiration Date shall be deemed to be a rejection of such offer, and such holder's shares of Senior Preferred Stock shall not be repurchased pursuant thereto. From and after the Expiration Date, unless there shall have been a default in payment of the purchase price therefor, all rights of the holders of such surrendered shares of Senior Preferred Stock to be purchased by the Corporation, except the right to receive the purchase price therefor, shall cease with respect to such shares upon surrender of their certificates, and such shares thereafter shall not be transferred or transferable on the records of the Company or be deemed to be outstanding for any purpose whatsoever.

            4.3.3(e) VOTING; CONSENT. Except as otherwise expressly provided in this Section 4.3.3(e), and except as otherwise may be required by law, holders of the shares of Series I Senior Preferred Stock shall be entitled to vote on all matters whatsoever which may be the subject of proper action by stockholders of the Corporation, voting together as a single class with the holders of Common Stock and Series I Preferred Stock; PROVIDED that holders of Series I Senior Preferred Stock shall not be entitled to vote in any election for Directors. Each outstanding share of Series I Senior Preferred Stock shall entitle the holder thereof to one vote, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares of any Common Stock, Junior Preferred Stock or Senior Preferred Stock.

            None of the following actions shall be taken except with the affirmative vote of holders of at least 80% of the outstanding shares of Series I Senior Preferred Stock, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly called for that purpose:
(i) an authorization of, or increase in the then authorized amount of, any class or series of any class of capital stock of the Corporation (other than Senior Preferred Stock) ranking prior to or on a parity with (either as to dividends or distributions upon liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary) the shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock or (ii) any amendment of this Certificate of Incorporation that would alter any of the provisions of the shares of either the Series I Senior Preferred Stock or Series II Senior Preferred Stock so as to adversely affect any or all of the rights, powers or preferences thereof or any or all of the holders thereof; PROVIDED that if any of the actions referred to in clauses (i) and (ii) above affects both the holders of Series I Senior Preferred Stock and the holders of Series II Senior Preferred Stock equally, such action shall instead require the affirmative vote of the holders of at least 80% of the Series I Senior Preferred Stock and Series II Senior Preferred Stock, voting together as a single class, given either by written consent in lieu of a meeting or at a meeting of stockholders duly called for that purpose. In addition, none of the following actions shall be taken except with the affirmative vote, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly held for that purpose, of BOTH (x) the holders of at least 80% of the outstanding shares of Series I Senior Preferred Stock and (y) the holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting together as a single class: (A) an increase in the authorized amount of Series I Senior Preferred Stock or any Junior Preferred Stock or (B) the issuance by the Corporation, after the date of original issuance, of any additional shares of Series I

Senior Preferred Stock or Junior Preferred Stock (including, without limitation, the issuance by the Corporation of any shares of Series I Senior Preferred Stock or Junior Preferred Stock theretofore redeemed or otherwise repurchased by the Corporation).

            4.3.3(f)(i) CONVERSION. Each share of Series I Senior Preferred Stock shall be convertible into one share of Common Stock, subject to adjustment as provided in Section 4.3.3(f)(ii) hereof, (a) at any time at the option of the holder thereof, in whole or in part; and (b) at any time at the option of the Corporation, in whole but not in part, after the conversion of at least 75% of the shares of Senior Preferred Stock outstanding on the original date of issuance into Common Stock by the holders thereof (whether such shares of Senior Preferred Stock were converted directly into Common Stock, or indirectly into such stock after first being converted into Junior Preferred Stock as provided in the next sentence or as provided in Sec tion 4.3.4(f)(i) or Section 4.3.8(a)(iii). In addition, each share of Series I Senior Preferred Stock shall be convertible into one share of Series I Preferred Stock, subject to adjustment as provided in Section 4.3.3(f)(ii) hereof, at any time at the option of the Corporation in the event the Corporation consummates an underwritten public offering of the Common Stock in which the aggregate net proceeds to the Corporation raised in the offering are at least $50 million and the net offering price per share equals or is greater than an amount equal to $10 plus interest thereon at a rate of 13.50% per annum, compounded semiannually on January 1 and July 1 of each year from the date of original issuance of Senior Preferred Stock to the date of consummation of such public offering.

            4.3.3(f)(ii) The conversion rates set forth in Section 4.3.3(f)(i) above and Section 4.3.8(a)(iii) below shall be subject to adjustment as provided in this Section 4.3.3(f) (unless, simultaneously with the occurrence of any of the following events, there shall have been a proportionate adjustment in the number of shares of Series I Senior Preferred Stock):

                  (A) In case the shares of Common Stock or Series I Preferred Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the applicable conversion rate with respect to such Common Stock or such Series I Preferred Stock, as the case may be, shall be proportionately decreased.

                  (B) In case the shares of Common Stock or Series I Preferred Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (excluding the issuance of shares of Common Stock or Series I Preferred Stock as a dividend or distribution on Common Stock or Series I Preferred Stock, respectively, in accordance with
      Section 4.2.1(a) hereof) into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the applicable conversion rate with respect to such Common Stock or such Series I Preferred Stock, as the case may be, shall be proportionately increased.

            4.3.3(f)(iii) Any conversion rate determined or adjusted as provided in this Section 4.3.3(f) shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment, the computation thereof and a summary of the facts upon which it is based, shall forthwith be filed with the transfer agent for the Series I Senior Preferred Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation.

            4.3.3(f)(iv) In case of any reclassification or change in the outstanding shares of Common Stock or Series I Preferred Stock, as the case may be, issuable upon conversion of the shares of Series I Senior Preferred Stock, the holder of each share of Series I Senior Preferred Stock then outstanding shall have the right thereafter to receive upon the conversion of such shares into what would otherwise have been Common Stock or Series I Preferred Stock, respectively, such kind and amount of shares of stock and other securities and property receivable upon such reclassification or change by a holder of the number of shares of Common Stock or Series I Preferred Stock (in each case, whole or fractional), respectively, of the

Corporation into which such share of Series I Senior Preferred Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; PROVIDED that effective provision shall be made, in the certificate of incorporation of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth in this Section 4.3.3(f) for the protection of the conversion rights of the holders of Series I Senior Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series I Senior Preferred Stock remaining outstanding.

            4.3.3(f)(v) A number of shares of the authorized Common Stock and Series I Preferred Stock sufficient to provide for the conversion of the Series I Senior Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Common Stock or Series I Preferred Stock into which each share of Series I Senior Preferred Stock shall be convertible as provided in this Section 4.3.3(f), the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock and Series I Preferred Stock authorized and reserved for conversion of the outstanding Series I Senior Preferred Stock on the new basis.

            4.3.3(f)(vi) Each holder of shares of Series I Senior Preferred Stock may exercise any such conversion privilege by surrendering to the Corporation the certificate for the shares to be converted, together with a written notice of conversion executed to indicate the number of shares to be converted. Except as set forth in the next sentence, no fractional shares of Common Stock or Series I Preferred Stock or scrip representing fractions of shares of such stock will be issued. If any fraction of a share of such stock would, except for this subsection, be issuable upon the conversion of any share or shares of Series I Senior Preferred Stock, the Corporation shall make payment in lieu thereof of cash in an amount equal to such fraction multiplied by the fair market value per share of such stock, as determined by the Board of Directors in the exercise of reasonable discretion, as of the close of business on the date of such conversion, unless the Corporation is contractually prohibited from making such cash payment, in which case fractional shares shall be issued.

            4.3.3(f)(vii) The Corporation may exercise any such conversion privilege by giving notice by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the conversion date, to each record holder of shares of Series I Senior Preferred Stock at such holder's registered address. Each such notice shall state: (i) the conversion date; (ii) the conversion rate; and (iii) the total number of shares of Series I Senior Preferred Stock to be converted. Each holder of shares of Series I Senior Preferred Stock to be converted pursuant to this

Section 4.3.3(f)(vi) shall tender the certificate or certificates representing the shares subject to conversion to the Corporation at its principal office or to the transfer agent of the Series I Senior Preferred Stock, if any.

            4.3.3(f)(viii) All shares of Series I Senior Preferred Stock which have been converted shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except for the right of the holders thereof to receive Common Stock or Series I Preferred Stock, as the case may be, in exchange therefor. Such retired shares of Series I Senior Preferred Stock shall become authorized but unissued Preferred Stock.

            4.3.4.  SERIES II SENIOR PREFERRED STOCK.

            4.3.4(a) RANK. Each share of Series II Senior Preferred Stock shall rank on a parity with the Series I Senior Preferred Stock and prior to the Common Stock and Junior Preferred Stock with respect to Accretion Dividends (as set forth in Section 4.3.4(b)(i)), rights upon any liquidation, dissolution or winding-up of the Corporation (as and to the extent set forth in Section 4.3.4(b)(iii)) and rights upon merger and consolidation (as and to the extent set forth in Section 4.3.4(b)(ii)).

            4.3.4(b)(i) DIVIDENDS AND DISTRIBUTIONS. Each issued and outstanding share of Series II Senior Preferred Stock shall entitle the holder thereof to receive, out of funds legally available therefor, dividends and distributions (whether in the form of cash, property or shares of the Corporation's capital stock, or otherwise), when, as and if declared by the Board of Directors. Shares of Common Stock, Junior Preferred Stock and Senior Preferred Stock shall have identical rights with respect to dividends and distributions (except as provided below in this Section 4.3.4(b)(i) in the case of Series II Senior Preferred Stock and Section 4.3.3(b)(i) in the case of Series I Senior Preferred Stock with respect to Accretion Dividends, and except as provided in Section 4.3.1(b)(iii) in the case of Series I Preferred Stock, Section 4.3.2(b)(iii) in the case of Series II Preferred Stock, Section 4.3.3(b)(iii) in the case of Series I Senior Preferred Stock and Section 4.3.4(b)(iii) in the case of Series II Senior Preferred Stock with respect to rights upon any liquidation, dissolution or winding-up of the Corporation, in each case, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock); PROVIDED that any dividend or other distribution payable in shares of the capital stock of the Corporation shall be made to all holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock in an equal number of shares of such capital stock for each outstanding share thereof (subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock) and may be made only as follows: (i) in shares of Common Stock to the holders of Common Stock; in shares of Series I Preferred Stock to the holders of Series I Preferred Stock; in shares of Series II Preferred Stock to the holders of Series II Preferred Stock; in shares of Series I Senior Preferred Stock to the holders of Series I Senior Preferred Stock; and in shares of Series II Senior Preferred Stock to the holders of Series II Senior Preferred Stock or
(ii) in any authorized class of capital stock of the Corporation other than Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock to the holders of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series I Senior Preferred Stock and Series II Senior Preferred Stock; PROVIDED FURTHER, that the holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights

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associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation. Notwithstanding the foregoing and whether or not declared by the Board of Directors, Accretion Dividends will accumulate on each share of Series II Senior Preferred Stock on at the rate of 13.5% per annum on the Senior Liquidation Preference from time to time. Such Accretion Dividends will not be paid currently but will instead increase, on each Dividend Compounding Date, the Senior Liquidation Preference per share.

            4.3.4(b)(ii) MERGERS AND CONSOLIDATIONS. The Corporation shall not merge, consolidate or combine with another entity (whether or not the Corporation is the surviving entity), unless proper provision is made pursuant to the terms of such merger, consolidation or combination so that, (i) if the consideration to be received is capital stock of the surviving or resulting corporation, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive capital stock having the same, or as nearly equivalent as practicable, powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such stock pursuant to the provisions of this Certificate of Incorporation, or
(ii) if the consideration to be received is cash or property (other than capital stock of the surviving or resulting corporation), or any combination thereof, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all will be entitled to receive cash or property in the same amount that such

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holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding-up of the Corporation pursuant to the applicable provisions of this Certificate of Incorporation; PROVIDED that holders of Series II Preferred Stock and Series II Senior
Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by the holders of other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security). The Corporation shall be entitled to rely conclusively upon the written statement of any holder of Series II
Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation.

            4.3.4(b)(iii) DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and

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before any payment or provision for payment shall be made to the holders of
Series I Preferred Stock, Series II Preferred Stock or Common Stock, the holders of Series I Senior Preferred Stock, together with the holders of Series II Senior Preferred Stock, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the Senior Liquidation Preference plus all Accrued Accretion Dividends (calculated to the date of liquidation, dissolution or winding-up of the Corporation), subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of Series II Senior Preferred Stock or the issuance of additional shares of Series II Senior Preferred Stock as a dividend or distribution on the outstanding shares of Series II Senior Preferred Stock. Notwithstanding anything herein to the contrary, the aggregate Senior Liquidation Preference plus Accrued Accretion Dividends applicable to the Series II Senior Preferred Stock shall not at any time exceed the greater of (x) $10 per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of such stock, and (y) 25% of the aggregate amount available for distribution to the holders of all of the Corporation's capital stock. If, after payment of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share due to the holders of Senior Preferred Stock, any amount remains for distribution to stockholders, such remaining amount shall be distributed, as follows (i) first, to the

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holders of Series I Preferred Stock and Series II Preferred Stock ratably in the amount of $10.00 per each outstanding share; (ii) second, to the holders of Common Stock ratably in the amount of $10.00 per each outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per each outstanding share equal to the excess of the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock and Common Stock such that the amount distributed per each outstanding share of Senior Preferred Stock equals 50% of the amount distributed per each outstanding share of Junior Preferred Stock and Common Stock, each holder of Series I Senior Preferred Stock and Series II Senior Preferred Stock to receive the same amount per share, and each holder of Series I Preferred Stock, Series II Preferred
Stock and Common Stock to receive the same amount per share, in each case subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any such stock; PROVIDED that holders of Series II Preferred Stock and Series II Senior Preferred Stock shall not be entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders shall instead receive, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, securities or capital stock conferring rights that are as nearly identical to (but no more

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









favorable than) those received by the holders of the other capital stock of the Corporation as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security) (it being understood that the Corporation shall be entitled to rely conclusively upon the written statement of any holder of the Series II Preferred Stock or Series II Senior Preferred Stock as to the status of any voting securities or capital stock to be received as a dividend or distribution on such stock and the nature of any limitation on the amount or the rights associated with such securities or capital stock necessary to comply with any applicable federal banking law or regulation).

            4.3.4(b)(iv) The sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or the merger or consolidation of the Corporation into any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this
Section 4.3.4(b).

            4.3.4(b)(v) If the assets distributable upon any liquidation, dissolution or winding-up of the Corporation to holders of Series II Senior Preferred Stock then outstanding and any shares of capital stock of the Corporation ranking on a parity (with respect to such distribution) with Series II Senior Preferred Stock, including, without limitation, the Series I Senior Preferred Stock, shall be insufficient to pay to the holders of all outstanding shares of such stock the full amounts to which they are

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respectively entitled, then such assets shall be distributed ratably among the holders of all outstanding shares of Series II Senior Preferred Stock and any shares of capital stock of the Corporation ranking on parity (with respect to such distribution) with Series II Senior Preferred Stock in proportion to the full amounts to which they respectively are entitled.

            4.3.4(c) SUBORDINATE STOCK. Subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as provided in Section 4.3.7 hereof, so long as any Series II Senior Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Junior Preferred Stock or Common Stock, other than dividends or distributions on the Junior Preferred Stock and Common Stock in equal amounts as provided in Section 4.3.4(b)(i) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock; nor (except as provided in any Management Subscription Agreement and except as provided in the Repurchase Agreement) shall any shares of Common Stock, Junior Preferred Stock or Subordinate Stock be purchased or redeemed by the Corporation; nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, Junior Preferred Stock or Subordinate Stock, except for purchases or redemptions of

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









Common Stock pursuant to any Management Subscription Agreement or the Repurchase Agreement.

            4.3.4(d)(i) OFFER TO REPURCHASE. In the event that the Board of Directors of the Corporation determines to declare any dividend or distribution on any of the outstanding shares of Senior Preferred Stock, Junior Preferred Stock or Common Stock (other than Accretion Dividends with respect to Senior Preferred Stock and other than dividends or distributions in capital stock of the Corporation or distributions upon any liquidation, dissolution or winding-up of the Corporation), before any payment thereof by the Corporation to the holders of such stock, the Corporation shall first make a Repurchase Offer to repurchase, for a purchase price per share equal to the Senior Liquidation Preference plus Accrued Accretion Dividends (calculated to the Repurchase Date), that number of shares of Senior Preferred Stock that may be purchased for such purchase price with the Repurchase Offer Amount. Such offer shall be made available to all holders of Senior Preferred Stock. If the Repurchase Offer Amount is insufficient to repurchase all the shares of Senior Preferred Stock tendered for purchase in the Repurchase Offer, the Corporation shall repurchase only the aggregate amount of Senior Preferred Stock that may be so purchased for the Repurchase Offer Amount, such shares to be allocated PRO RATA among all such stock validly tendered for repurchase. Any portion of the Repurchase Offer Amount not required to be applied to repurchase shares of Senior

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









Preferred Stock by reason of any holder's failure to validly tender shares or otherwise, may thereafter be paid as a dividend on the Senior Preferred Stock (other than with respect to the shares so repurchased), Junior Preferred Stock and Common Stock in accordance with the provisions for such payment set forth in Sections 4.3.3(b)(i), 4.3.4(b)(i), 4.3.1(b)(i), 4.3.2(b)(i) and 4.2.1(a) (and,
in the case of the Senior Preferred Stock, without regard to any Accretion Dividends); PROVIDED that no such payment shall be deemed to be a payment on account of (and such payment shall not reduce) the Senior Liquidation Preference or any Accrued Accretion Dividends.

            4.3.4(d)(ii) The Corporation shall offer to repurchase shares of Senior Preferred Stock pursuant to Section 4.3.4(d)(i) by giving the Repurchase Notice to each holder thereof at such holder's registered address by first-class mail, postage prepaid, offering to purchase in the aggregate from all such holders up to the total number of shares that may be purchased based on the Repurchase Offer Amount. Each such notice shall state: (i) the total number of shares being offered to be purchased; (ii) the Expiration Date of the offer;
(iii) that the shares of Senior Preferred Stock are being offered to be purchased pursuant to this provision; (iv) the purchase price per share; and (v) the instructions for tendering shares, including that certificates for such shares may be tendered for purchase at the Company's principal office.

            4.3.4(d)(iii) Holders of shares of Senior Preferred Stock electing to tender their shares in the Repurchase Offer shall surrender their certificates representing such shares to the Corporation at its principal office (or as otherwise notified) on or before the Expiration Date (which shall be at least 20 business days, but not more than 30 business days, after the giving of the Repurchase Notice), and promptly thereafter the purchase price for such shares accepted for payment in accordance with Section 4.3.4(d)(i) shall be payable to the order of the person whose name appears on such certificate as the owner thereof and each surrendered certificate shall be cancelled. The failure by any holder of Senior Preferred Stock receiving the Repurchase Offer to validly tender shares to the Corporation by the Expiration Date shall be deemed to be a rejection of such offer, and such holder's shares of Senior Preferred Stock shall not be repurchased pursuant thereto. From and after the Expiration Date, unless there shall have been a default in payment of the purchase price therefor, all rights of the holders of such surrendered shares of Senior Preferred Stock to be purchased by the Corporation, except the right to receive the purchase price therefor, shall cease with respect to such shares upon surrender of their certificates, and such shares thereafter shall not be transferred or transferable on the records of the Company or be deemed to be outstanding for any purpose whatsoever.

            4.3.4(e) VOTING; CONSENT. Except as otherwise expressly provided in this Section 4.3.4(e) or in Section 4.3.7 hereof, and except as otherwise may be

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









required by law, the holders of the shares of Series II Senior Preferred Stock shall not be entitled to vote on any matters whatsoever which may be the subject of action by stockholders of the Corporation.

            None of the following actions shall be taken except with the affirmative vote of holders of at least 80% of the outstanding shares of Series II Senior Preferred Stock, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly called for that purpose:
(i) an authorization of, or increase in the then authorized amount of, any class or series of any class of capital stock of the Corporation (other than Junior Preferred Stock or Senior Preferred Stock) ranking prior to or on a parity with (either as to dividends or distributions upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary) the shares of Series I Senior Preferred Stock or Series II Senior Preferred Stock or (ii) any amendment of this Certificate of Incorporation that would alter any of the provisions of the shares of either the Series I Senior Preferred Stock or Series II Senior Preferred Stock so as to adversely affect any or all of the rights, powers or preferences thereof or any or all of the holders thereof; PROVIDED that if any of the actions referred to in clauses (i) and (ii) above affects both the holders of Series I Senior Preferred Stock and the holders of Series II Senior Preferred Stock equally, such action shall instead require the affirmative vote of the holders of at least 80% of the Series I Senior Preferred Stock and Series II Senior Preferred Stock, voting together as a single class, given either by written consent in lieu of a meeting or at a meeting of stockholders duly called for that purpose. In addition, none of the following actions shall be taken except with the affirmative vote, given either by written consent in lieu of a meeting of stockholders or at a meeting of stockholders duly held for that purpose, of BOTH (x) the holders of at least 80% of the outstanding shares of Series II Senior Preferred Stock and (y) the holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting together as a single class: (A) an increase in the authorized amount of Series II Senior Preferred Stock or any Junior Preferred Stock or (B) the issuance by the Corporation, after the date of original issuance, of any additional shares of Series II Senior Preferred Stock or any Junior Preferred Stock (including, without limitation, the issuance by the Corporation of any shares of Series II Senior Preferred Stock or Junior Preferred Stock theretofore redeemed or otherwise repurchased by the Corporation).

            On any matter as to which the shares of Series II Senior Preferred Stock are entitled to a vote, each outstanding share of Series II Senior Preferred Stock shall entitle the holder thereof to one vote per share, subject to appropriate adjustment in the event of any split, reclassification, subdivision or combination of the then outstanding shares of any of the Common Stock, Junior Preferred Stock or Senior Preferred Stock.

            4.3.4(f)(i) CONVERSION. Each share of Series II Senior Preferred Stock shall be convertible into one share of Common Stock, subject to adjustment as provided in Section 4.3.4(f)(ii) hereof, (a) at any time at the option of the holder thereof, in whole or in part; and (b) at any time at the option of the Corporation, in whole but not in part, after the conversion of at least 75% of the shares of Senior Preferred Stock outstanding on the date of original issuance into Common Stock by the holders thereof (whether such shares of Senior Preferred Stock were converted directly into Common Stock, or indirectly into such stock after first being converted into Junior Preferred Stock as provided in the next sentence as provided in Section 4.3.3(f)(i) or Section 4.3.8(a)(iii). In addition, each share of Series II Senior Preferred Stock shall be convertible into one share of Series II Preferred Stock, subject to adjustment as provided in Section 4.3.4(f)(ii) hereof, at any time at the option of the Corporation in the event the Corporation consummates an underwritten public offering of the Common Stock in which the aggregate net proceeds to the Corporation raised in the offering are at least $50 million and the net offering price per share equals or is greater than an amount equal to $10 plus interest thereon at a rate of 13.50% per annum, compounded semiannually on January 1 and July 1 of each year from the date of original issuance of Senior Preferred Stock to the date of consummation of such public offering; PROVIDED that shares of Series II Senior Preferred Stock may only be converted into shares of Common Stock pursuant to this

Section 4.3.4(f) to the extent that the number of shares of Common Stock to be issued upon such conversion, when added to the aggregate number of shares of Common Stock then outstanding as a result of prior conversions of Series II Preferred Stock and Series II Senior Preferred Stock would in the aggregate be less than 25% of the number of shares of Common Stock outstanding after giving effect to such conversion.

            4.3.4(f)(ii) The conversion rates set forth in Section 4.3.4(f)(i) above and Section 4.3.8(a)(iii) below shall be subject to adjustment as hereinafter provided in this Section 4.3.4(f) (unless, simultaneously with the occurrence of any of the following events, there shall have been a proportionate adjustment in the number of shares of Series II Senior Preferred Stock):

                  (A) In case the shares of Common Stock or Series II Preferred Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate with respect to such Common Stock or such Series II Preferred Stock, as the case may be, shall be proportionately decreased.

                  (B) In case the shares of Common Stock or Series II Preferred Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (excluding the issuance of shares of Common Stock or Series II Preferred Stock as a dividend or distribution on

      Common Stock or Series II Preferred Stock, respectively, in accordance with Section 4.2.1(a) hereof) into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the applicable conversion rate with respect to such Common Stock of such Series II Preferred Stock, as the case may be, shall be proportionately increased.

            4.3.4(f)(iii) Any conversion rate determined or adjusted as herein provided in this Section 4.3.4(f) shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment, the computation thereof and a summary of the facts upon which it is based, shall forthwith be filed with the transfer agent for the Series II Senior Preferred Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation.

            4.3.4(f)(iv) In case of any reclassification or change in the outstanding shares of Common Stock or Series II Preferred Stock, as the case may be, issuable upon conversion of the shares of Series II Senior Preferred Stock the holder of each share of Series II Senior Preferred Stock then outstanding shall have the right thereafter to receive upon the conversion of such shares into what would otherwise

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have been Common Stock or Series II Preferred Stock, respectively, such kind and amount of shares of stock and other securities and property receivable upon such reclassification or change by a holder of the number of shares of Common Stock or Series II Preferred Stock (in each case, whole or fractional), respectively, of the Corporation into which such share of Series II Senior Preferred Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; PROVIDED that effective provision shall be made, in the certificate of incorporation of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth in this Section 4.3.4(f) for the protection of the conversion rights of the holders of Series II Senior Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series II Senior Preferred Stock remaining outstanding.

            4.3.4(f)(v) A number of shares of the authorized Common Stock and Series II Preferred Stock sufficient to provide for the conversion of the Series II Senior Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Common Stock or Series II Preferred Stock into which each share of the Series II Senior Preferred Stock shall be convertible as provided in this
Section 4.3.4(f), the

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









Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock and Series II Preferred Stock authorized and reserved for conversion of the outstanding Series II Senior Preferred Stock on the new basis.

            4.3.4(f)(vi) Each holder of shares of Series II Senior Preferred Stock may exercise any such conversion privilege by surrendering to the Corporation the certificate for the shares to be converted, together with a written notice of conversion executed to indicate the number of shares to be converted. Except as provided in the next sentence, no fractional shares of Common Stock or Series II Preferred Stock or scrip representing fractions of shares of such stock will be issued. If any fraction of a share of such stock would, except for this subsection, be issuable upon the conversion of any share or shares of Series II Senior Preferred Stock, the Corporation shall make payment in lieu thereof of cash in an amount equal to such fraction multiplied by the fair market value per share of such stock, as determined by the Board of Directors in the exercise of reasonable discretion, as of the close of business on the date of such conversion, unless the Corporation is contractually prohibited from making such cash payment, in which case fractional shares shall be issued.

            4.3.4(f)(vii) The Corporation may exercise any such conversion privilege by giving notice by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the conversion date, to each record holder of shares of Series II Senior Preferred Stock at such holder's registered address. Each such notice shall state: (i) the conversion date; (ii) the conversion rate; and (iii) the total number of shares of Series II Senior Preferred Stock to be converted. Each holder of shares of Series II Senior Preferred Stock to be converted pursuant to this Section 4.3.4(f)(vi) shall tender the certificate or certificates representing the shares subject to conversion to the Corporation at its principal office or to the transfer agent of the Series II Senior Preferred Stock, if any.

            4.3.4(f)(viii) All shares of Series II Senior Preferred Stock which have been converted shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the holders thereof to receive Common Stock or Series II Preferred Stock, as the case may be, in exchange therefor. Such retired shares of Series II Senior Preferred Stock shall become authorized but unissued Preferred Stock.

            4.3.5 ADDITIONAL NOTICES. In addition to any other obligation to provide notices contained herein, the Corporation shall notify each holder of record of shares of Junior Preferred Stock and Senior Preferred Stock not less than thirty (30) days prior to (a) the setting of a record date for the payment of any dividends payable in capital stock of the Corporation upon the outstanding shares of Common Stock or the making of any other distribution (other than cash dividends) to holders of shares

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of any such stock and (b) the setting of a record date for the distribution to the holders of shares of Common Stock of rights or warrants to purchase any shares of the capital stock of the Corporation or cash or any other property. Such notice shall set forth the proposed record date, the amount of the proposed dividend or distribution and, if such dividend or distribution is to be made other than in cash, a description of the capital stock or property to be so dividended or distributed; PROVIDED that the failure of the Corporation to provide prior notice of any of the foregoing actions or events shall not void or invalidate any such actions or events. All such notices shall be given by first class mail, postage prepaid, addressed to such holder at his post office address as the same shall appear upon the records of the Corporation.

            4.3.6 ADDITIONAL RIGHTS. Notwithstanding any other provision of this Certificate of Incorporation, in the event any holder of shares of Series II Preferred Stock or Series II Senior Preferred Stock, respectively, delivers to the Corporation a written request that such shares be granted additional rights not then attributable to Series II Preferred Stock or Series II Senior Preferred Stock, respectively, but which are then attributable (or would be attributable if any such shares were outstanding) to Series I Preferred Stock or Series I Senior Preferred Stock, respectively (such additional rights specified in such written request being hereinafter referred to as "ADDITIONAL RIGHTS"), accompanied by an opinion of counsel to such holder, rendered

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by a law firm of national standing having expertise in federal banking laws reasonably acceptable to the Corporation, stating that the possession by such holder (or, if such holder did not acquire such shares upon original issuance from the Corporation, that the possession by such holder or any prior direct or indirect transferor to such holder) of shares having such Additional Rights is not prohibited by any federal banking law or regulation, the shares of Series II Preferred Stock or Series II Senior Preferred Stock, as the case may be, then held by such holder shall thereafter have such Additional Rights attributable to them (PROVIDED that such shares have been tendered to the Corporation for legending to reflect the fact that such shares have such Additional Rights attributable to them). Such Additional Rights may include, without limitation, the right to convert into shares of Common Stock without regard to the limitation imposed by the proviso to Section 4.3.2(f)(i) in the case of the Series II Preferred Stock, and Section 4.3.4(f)(i) in the case of the Series II Senior Preferred Stock, and the right to vote, together as a single class with the Series I Preferred Stock and the Series I Senior Preferred Stock, on any matter on which such stock may vote. Promptly following such time as any shares of Series II Preferred Stock or Series II Senior Preferred Stock, respectively, shall have any Additional Rights attributed to them as provided in this Section 4.3.6, the Corporation shall mail to its stockholders, at their addresses set forth on the records of the Corporation, a notice setting forth the number of such additional shares of Series II Preferred Stock or

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Series II Senior Preferred Stock, as the case may be, having such Additional
Rights and the record holder(s) thereof, and describing the nature of such Additional Rights.

            4.3.7 RESTRICTIONS ON DIVIDENDS ON JUNIOR PREFERRED STOCK, COMMON STOCK AND SUBORDINATE STOCK. So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends or make any distributions on Common Stock, Junior Preferred Stock or Subordinate Stock other than any dividends or distributions (A) in capital stock of the Corporation or,
(B) during any fiscal year of the Corporation, which, in the aggregate, do not exceed 50% of the Corporation's Net Income for the immediately preceding fiscal year of the Corporation; PROVIDED that in the case of clause (B) above, no such dividends or distributions may be made unless immediately thereafter, the Corporation's stockholder's equity (as set forth in the audited annual financial statements of the Corporation most recently predating the date of payment of any such dividends or distributions, but adjusted on a pro forma basis to give effect to such dividends or distributions) would exceed the sum of (x) the aggregate Senior Liquidation Preference (plus Accrued Accretion Dividends) on the Senior Preferred Stock and (y) the aggregate amount payable to the holders of Junior Preferred Stock upon any liquidation, dissolution or winding-up of the Corporation other than pursuant to clause (iv) of Section 4.3.1(b)(iii) or clause (iv) of Section 4.3.2(b)(iii) (in each case calculated to the date of payment of such dividends or distributions) with respect to all

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then outstanding shares of Senior Preferred Stock and Junior Preferred Stock, respectively, by at least $1.00.

            4.3.8  REDEMPTION.

            4.3.8(a)(i) OPTIONAL REDEMPTION. Subject to the terms and conditions of this Section 4.3.8(a), the Corporation shall have the right, exercisable at its option at any time after the earlier to occur of the termination of the Repurchase Agreement in accordance with Section 8 thereof and the consummation of the Closing under (and as defined in) the Repurchase Agreement, to redeem all (but not less than all) of the outstanding shares of Senior Preferred Stock at a price per share (the "REDEMPTION PRICE") equal to the Senior Liquidation Preference plus Accrued Accretion Dividends (calculated to the date of redemption); PROVIDED that the holders of shares of Senior Preferred Stock called for redemption pursuant to this Section 4.3.8(a) shall have the right, exercisable in their sole discretion at any time after the giving of the Optional Redemption Notice and prior to the date of redemption specified therein, to convert any portion of their shares of Senior Preferred Stock into Common Stock as set forth in Section 4.3.8(a)(iii) below, subject to, however, in the case of Series II Preferred Stock, the proviso of Section 4.3.4(f)(i). The exercise by any holder of Senior Preferred Stock of such holder's conversion right set forth in Section 4.3.8(a)(iii) below shall cause the Corporation's exercise of its redemption right pursuant to this

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Section 4.3.8(a)(i) with respect to the Senior Preferred Stock so converted to terminate.

            4.3.8(a)(ii) Notice of any proposed redemption (the "OPTIONAL REDEMPTION NOTICE") of any shares of Senior Preferred Stock pursuant to Section 4.3.8(a)(i) shall be given by the Corporation by hand delivery or by mailing a copy of such notice, postage prepaid, to the holders of record of shares of Senior Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation not less than 30 days nor more than 60 days prior to the date fixed for redemption. The Optional Redemption Notice shall state (i) that the Corporation has elected to redeem the shares of Senior Preferred Stock; (ii) the date of redemption therefor; (iii) the Redemption Price; (iv) the number of shares of Senior Preferred Stock being called for redemption; (v) that the shares called for redemption are convertible until the close of business on the day immediately preceding the date of redemption specified therein; and (vi) that the holders shall surrender to the Corporation on or after the date of redemption at its principal office, a certificate or certificates representing the number of shares of Senior Preferred Stock to be redeemed in accordance with such notice. On or after the date specified for redemption in the Optional Redemption Notice, each holder of shares of Senior Preferred Stock to be redeemed shall, unless such shares shall have been previously converted into Common Stock, present and surrender the certificate or certificates for

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such shares to the Corporation at its principal office and, as promptly as practicable thereafter, the Corporation shall pay the Redemption Price of such shares to, or to the order of, the person whose name appears on such certificate or certificates. From and after the date specified for redemption in the Optional Redemption Notice, unless the Corporation shall have defaulted in the payment of the Redemption Price pursuant to such notice, all rights of the holders of the shares of Senior Preferred Stock called for redemption shall cease and terminate. Not later than the date fixed for redemption of any shares of Senior Preferred Stock the Corporation shall deposit the aggregate Redemption Price for the shares of Senior Preferred Stock to be redeemed with a bank or trust company having an office in New York, New York and having combined capital, surplus and undivided profits aggregating at least $50,000,000 (the "Depositary"), in trust for payment to the holders of the shares to be redeemed, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of the shares to be redeemed. Such written instructions may provide that any of such deposit remaining unclaimed by the holder of any such shares at the expiration of two years after the date fixed for redemption shall be returned to the Corporation, after which any such holder shall have no claim against the Depositary, but shall (subject to applicable escheat laws) have a claim only as an unsecured creditor against the Corporation for the Redemption Price (but without interest). From and after the date fixed for redemption, the shares called for

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redemption shall no longer be deemed to be outstanding for any purpose and shall have no right to receive dividends payable to holders of record of shares of Senior Preferred Stock on any record date falling after the date fixed for redemption, and all rights with respect to such shares shall thereupon cease and terminate, except for (x) the right of the holders of such shares to convert such shares into Common Stock prior to the date of redemption as set forth in
Section 4.3.8(a)(iii), (y) the right of the holders of such shares to receive the Redemption Price on the redemption date and (z) rights of registration under the Registration Agreement (which rights shall be exercisable only up until the close of business on the day immediately preceding the date of redemption.

            4.3.8(a)(iii) At any time after the giving of the Optional Redemption Notice and prior to the date of redemption specified therein, the holders of shares of Senior Preferred Stock called for redemption shall have the right, exercisable by written notice to the Company during such period but received by the Company prior to the date specified for redemption, to convert any or all of their shares of Senior Preferred Stock into Common Stock at the rate of one share of Common Stock for each share of Senior Preferred Stock converted, subject to adjustment as provided in Section 4.3.3(f)(ii) in the case of Series I Senior Preferred Stock and Section 4.3.4(f)(ii) in the case of Series II Senior Preferred Stock. In the event that any shares of Series II Senior Preferred Stock may not be converted into shares of

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Common Stock because doing so would result in a violation of any applicable federal banking law or regulation, such holders shall instead be entitled to receive, upon conversion of shares of Series II Senior Preferred Stock, FIRST, Common Stock as provided above until the holder thereof shall have received the maximum amount permitted to be so received without resulting in a violation of any applicable federal banking law or regulation, and THEREAFTER shares of Series II Preferred Stock at the rate of one share of Series II Preferred Stock for each share of Series II Senior Preferred Stock converted (subject to adjustment as provided in Section 4.3.4(f)(iii) above). Such shares of Series II Preferred Stock shall automatically be converted into shares of Common Stock at the earliest possible date at which the ownership thereof would not result in a violation of any applicable banking law or regulation.

            4.3.8(a)(iv) Any holder of shares of Senior Preferred Stock desiring to convert such shares into Common Stock may do so by complying with the procedures set forth in Section 4.3.3(f)(vi) in the case of Series I Senior Preferred Stock and Section 4.3.4(f)(vi) in the case of Series II Senior Preferred Stock.

            4.3.8(b) MANDATORY REDEMPTION. On December 10, 2008, to the extent the Corporation shall have legally available funds therefor, the Corporation shall redeem for cash all remaining outstanding shares of Senior Preferred Stock at a redemption price equal to the Senior Liquidation Preference (plus Accrued Accretion Dividends) per share (calculated to the date of redemption).

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            If for any reason the Corporation shall fail to redeem all of the outstanding shares of Senior Preferred Stock on December 10, 2008 due to insufficient legally available funds therefor, the Company's mandatory redemption obligations pursuant to this Section 4.3.8(b) shall be discharged as soon as the Corporation is legally able to discharge such obligations and such discharge shall be effected PRO RATA among holders of shares of Senior Preferred Stock. If and so long as any mandatory redemption obligations with respect to the shares of Senior Preferred Stock shall have arisen, but shall not have been fully discharged, the Corporation shall not, directly or indirectly:

                  (i) declare or pay any dividend on any other capital stock of the Corporation or make any payment on account of, or set aside money for, a sinking or other similar fund for the purchase, redemption or other retirement of, or purchase, redeem or retire, any other capital stock of the Corporation, or make any distribution in respect of any other capital stock of the Corporation, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation,

                  (ii) purchase or redeem fewer than all of the shares of Senior Preferred Stock then outstanding, unless such purchase or redemption is effected on a PRO RATA basis as to all holders of shares of Senior Preferred Stock, or

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                  (iii) permit any corporation or other entity directly or
      indirectly controlled by the Corporation to purchase any shares of Senior Preferred Stock, unless such purchase is effected on a PRO RATA basis as to all holders of shares of Senior Preferred Stock.

Accretion Dividends shall continue to accumulate on any shares of Senior Preferred Stock that shall not have been redeemed by the Corporation pursuant to this Section 4.3.8(b).

            4.3.9 OTHER SERIES OF PREFERRED STOCK. Subject to Sections 4.3.1(e), 4.3.2(e), 4.3.3(e) and 4.3.4(e) of this Article 4, the Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions (including, without limitation, the dividend rate, conversion rights, redemption price or liquidation preference) of any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of such series (but not below the number of shares thereof then outstanding).

            5. DIRECTORS. The Board of Directors of the Corporation shall consist of such number of Directors as shall be determined by the Board of Directors.

            6. DEFINITIONS. For all purposes of this Restated Certificate of Incorporation, the following terms shall have the following meanings:

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            "ACCRUED ACCRETION DIVIDENDS" at any date shall mean all Accretion
Dividends that shall have accrued on a share of Series I Senior Preferred Stock from the last Dividend Compounding Date through such date.

            "CLOSING DATE" means April 14, 1993.

            "DIVIDEND COMPOUNDING DATE" shall mean January 1 and July 1 of each year, commencing January 1, 1994.

            "GAAP" means generally accepted accounting principles in the United States.

            "MANAGEMENT SUBSCRIPTION AGREEMENT" shall mean a management subscription agreement between the Corporation and an employee of the Corporation or any of its subsidiaries providing, among other things, for the sale by the Corporation to such employee of shares of Common Stock and the right and/or obligation of the Corporation to redeem or otherwise repurchase such stock.

            "NET INCOME" means, for any period, the aggregate net income (or net deficit) of the Subsidiary and the Subsidiary's consolidated subsidiaries determined on a consolidated basis for such period, which shall be equal to gross revenues for the Subsidiary determined on a consolidated basis during such period less the aggregate for the Subsidiary determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and

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amortization of properties and (g) any other items that are treated as expenses under GAAP, all computed in accordance with GAAP; PROVIDED, HOWEVER, that the term "NET INCOME" shall exclude (i) extraordinary gains and losses from the sale of assets other than in the ordinary course of business, (ii) any write-up in the value of any asset and (iii) the effect of any potential recharacterization of any amounts paid by any purchasers of Class A Common Stock as franchise fees paid by such purchasers in respect of the acquisition of a franchise.

            "REGISTRATION AGREEMENT" means that certain Amended and Restated Registration Agreement dated as of December 10, 1993 among the Corporation, certain holders of Common Stock, the holders of Junior Preferred Stock and Senior Preferred Stock.

            "REPURCHASE AGREEMENT" means that certain Repurchase Agreement dated as of December 10, 1993 among the Corporation and the other parties named therein.

            "SENIOR LIQUIDATION PREFERENCE" shall mean an amount per share equal to $10.00, as increased from time to time pursuant to Section 4.3.3(b)(i) or 4.3.4(b)(i) above.

            The "SUBSIDIARY" means National Auto/Truckstops, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation.

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            7. LIMITATION OF LIABILITY. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the Director derived any improper personal benefits.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

            8.  INDEMNIFICATION.

            8.1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "PROCEEDING"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving

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in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "OTHER ENTITY"), all such persons being deemed to be "Eligible Persons" against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

            8.2. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other Eligible Person, the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the DGCL, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other Eligible Person), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

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            8.3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Amended and Restated By-laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            8.4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

            8.5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power

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to indemnify such person against such liability under the provisions of this
Section 8, the By-laws or under Section 145 of the DGCL or any other provision of law.

            8.6. The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

            8.7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in an action before any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the

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circumstances nor an actual determination by the Corporation (including its
Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

            8.8. Any Director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its Directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

            8.9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made,

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by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

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            WITNESS the execution of this Amended and Restated Certificate of
Incorporation this 6th day of March, 1997.
                   ---        ------



                                    /s/ James W. George
                                    --------------------------------------
                                    James W. George
                                    Senior Vice President, Chief Financial
                                    Officer and Assistant Secretary